UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2011

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 12, 2011, SunTrust Banks, Inc. (the “Company”) as sponsor of SunTrust Preferred Capital I, a Delaware statutory trust (the “Trust”), provided notice to U.S. Bank National Association, as Property Trustee of the Trust (the “Property Trustee”), of the remarketing (the “Remarketing”) of the Company’s Remarketable Junior Subordinated Notes due 2042 (the “Notes”), held by the Trust, which will begin on November 9, 2011. The Notes were originally issued to the Trust in connection with the offering of the Trust’s 5.853% Fixed-to-Floating Rate Normal PPS (the “Normal PPS”), which closed on October 25, 2006, and is described in the Final Prospectus filed by the Company and the Trust with the Securities and Exchange Commission on October 19, 2006.

In addition, the Company instructed the Property Trustee to notify the holders of the Normal PPS that the Company expects to repurchase and retire all of the Notes subject to the Remarketing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNTRUST BANKS, INC.

Date: October 13, 2011	By:	/s/ David A. Wisniewski
David A. Wisniewski
Group Vice President and Associate General Counsel